As filed with the Securities and Exchange Commission on February 12, 2014

Registration No. 333-165661

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Post-Effective Amendment No. 3

to

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Overland Storage, Inc.

(Exact Name of Registrant as Specified in Its Charter)

California	3572	95-3535285
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

9112 Spectrum Center Boulevard

San Diego, California 92123

(858) 571-5555

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Eric L. Kelly

President and Chief Executive Officer

9112 Spectrum Center Boulevard

San Diego, California 92123

(858) 571-5555

(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

Copies To:

Warren T. Lazarow, Esq.

Paul L. Sieben, Esq.

O’Melveny & Myers LLP

2765 Sand Hill Road

Menlo Park, California 94025

(650) 473-2600

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) of the Securities Act, check the following box.  ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) of the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☒

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment that specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

This Post-Effective Amendment No. 3 to Form S-3 Registration Statement is being filed to convert the Registrant’s registration statement on Form S-3 (Registration No. 333-165661), or the Original Registration Statement, declared effective by the Securities and Exchange Commission, or the Commission, on May 19, 2010, which registered shares of common stock for resale, from time to time, on behalf of certain selling shareholders, back into a registration statement on Form S-3. Upon filing its Annual Report on Form 10-K for the fiscal year ended June 30, 2013 with the Commission, the Registrant was no longer eligible to use Form S-3 in connection with the current offering. On September 6, 2013 and September 18, 2013, the Registrant filed post-effective amendments to the Original Registration Statement converting the Original Registration Statement into a registration statement on Form S-1, which was declared effective by the Commission on September 19, 2013. In December 2013, the Registrant became eligible to use Form S-3 in connection with the current offering. All filing fees payable in connection with the registration of these securities were previously paid in connection with the filing of the Original Registration Statement.

The information in this preliminary prospectus is not complete and may be changed. The selling shareholders may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities, and the selling shareholders are not soliciting offers to buy these securities, in any state where the offer or sale of these securities is not permitted.

SUBJECT TO COMPLETION, DATED FEBRUARY 12, 2014

PROSPECTUS

14,611,809 Shares of Common Stock

This prospectus relates solely to the resale or other disposition by the selling shareholders identified in this prospectus, or their transferees, of up to an aggregate of (i) 4,521,619 shares of common stock issued upon conversion of 794,659 shares of Series A Convertible Preferred Stock, (ii) 10,028,888 shares of common stock issuable upon exercise of warrants, or the Warrants, and (iii) 61,302 shares of common stock issued upon exercise of a Warrant in July 2011. The shares of Series A Convertible Preferred Stock and Warrants were issued and sold to the selling shareholders pursuant to a Purchase Agreement, dated as of February 18, 2010, between us and the selling shareholders, or the Purchase Agreement.

We initially sold to the selling shareholders Warrants to purchase 6,373,266 shares of common stock at an exercise price of $2.583 per share. However, subsequent issuances of our securities triggered the weighted-average anti-dilution provisions of such warrants and as of January 22, 2014, there are outstanding Warrants to purchase up to an aggregate of 10,028,888 shares of common stock at an exercise price of $1.628 per share. If we issue shares of common stock at a price that is lower than the warrant exercise price in effect immediately prior to such issuance, then the Warrant exercise price would be adjusted downward. The magnitude of such adjustment is dependent on the number of shares we issue and the price at which such shares are issued.

The selling shareholders may, from time to time, sell, transfer, or otherwise dispose of any or all of their shares of common stock covered hereby on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices. See “Plan of Distribution” for additional information.

We are not offering any shares of common stock for sale under this prospectus, and we will not receive any of the proceeds from the sale or other disposition of the shares of common stock covered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Our common stock is traded on The NASDAQ Capital Market under the symbol “OVRL”. On February 11, 2014, the last reported sale price for our common stock on The NASDAQ Capital Market was $0.97 per share.

We will pay the expenses related to the registration of the shares of common stock covered by this prospectus. The selling shareholders will pay any commissions and selling expenses they may incur.

We have also filed registration statements with the Securities and Exchange Commission related to the resale or other disposition by certain selling shareholders of (i) up to an aggregate of 12,564,212 shares of our common stock, which are outstanding or are issuable upon exercise of outstanding warrants (Registration No. 333-173542); and (ii) up to an aggregate of 11,593,976 shares of our common stock, which were issued or are issuable upon conversion of convertible notes or were issued or are issuable as interest payments on such convertible notes in shares (Registration No. 333-187241).

Our business and an investment in our securities involve significant risks. You should read the section entitled “Risk Factors” on page 8 of this prospectus and the risk factors incorporated by reference into this prospectus as described in that section before investing in our securities.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.

The date of this prospectus is                     , 2014

i

ABOUT THIS PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell our securities in any jurisdiction where the offer or sale is not permitted. You should read this prospectus, including the documents incorporated by reference in this prospectus, when making your investment decision. You should not assume the information contained in this prospectus and the documents incorporated or deemed incorporated by reference herein is complete and accurate as of any date other than their respective dates.

You should read this prospectus together with additional information described under the heading “Where You Can Find Additional Information” below. In various places in this prospectus, we refer you to sections for additional information by indicating the caption heading of the other sections. All cross-references in this prospectus are to captions contained in this prospectus, unless otherwise indicated.

In this prospectus, unless otherwise indicated or the context otherwise requires, references to “Overland,” “we,” “company,” “us,” or “our” refer to Overland Storage, Inc. and its consolidated subsidiaries, and references to “selling shareholders” refer to those shareholders listed herein under “Selling Shareholders,” and their transferees.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission, or the SEC, as required by the Securities Exchange Act of 1934, or the Exchange Act. You can find, copy and inspect information we file with the SEC (including exhibits to such documents) at the SEC’s Public Reference Room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain additional information about the Public Reference Room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a site on the internet at http://www.sec.gov/ which contains reports, proxy statements and other information that we file electronically with the SEC. You may also review such reports, proxy statements and other documents we file with the SEC on our website at http://www.overlandstorage.com. Information included on our website is not a part of this prospectus.

This prospectus is part of a post-effective amendment to a registration statement on Form S-3 that we filed with the SEC. The registration statement contains more information than this prospectus regarding the securities we are offering and us, including exhibits and schedules. You can obtain a copy of the registration statement from the SEC at the address listed above or from the SEC’s website.

INFORMATION INCORPORATED BY REFERENCE

We are “incorporating by reference” information into this prospectus. This means that we are disclosing important information to you by referring you to another document that has been filed separately with the SEC. The information incorporated by reference is considered to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede the information contained in documents filed earlier with the SEC or contained in this prospectus. We incorporate by reference into this prospectus the documents listed below and any future filings made by us with the SEC under Section 13(a), 13(c), 14 and 15(d) of the Exchange Act after the initial filing date of the post-effective amendment to registration statement of which this prospectus forms a part and prior to the termination of this offering (except in each case the information contained in such documents to the extent “furnished” and not “filed”):

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2013, filed with the SEC on September 18, 2013;

•	our Quarterly Report on Form 10-Q for the fiscal quarter ended September 29, 2013, filed with the SEC on November 13, 2013;

•	our Definitive Proxy Statement on Schedule 14A, filed with the SEC on December 19, 2013;

•	our Current Reports on Form 8-K, filed with the SEC on February 24, 2010 (Items 1.01, 3.02, 3.03, 5.02 and 5.03 only and Exhibits 1.1, 3.1, 4.1, 4.2, 4.3 and 10.1 only), May 5, 2010, July 5, 2013, August 14, 2013, September 4, 2013 (Item 5.02 only), October 21, 2013, November 1, 2013 (Items 1.01, 3.02 and 5.07 only and Exhibits 10.1, 10.2 and 10.3 only), November 5, 2013 (Item 8.01 only), November 8, 2013 and January 21, 2014 (Items 1.01, 2.01, 3.02, 5.02, 5.03 and 5.07 only and Exhibits 3.1, 10.1, 10.2, 10.3 and 10.4 only);

•	the description of our common stock in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on January 29, 1997, pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description; and

•	the description of our common stock purchase rights contained in our Registration Statement on Form 8-A, registering our common stock under the Exchange Act, filed with the SEC on August 26, 2005, pursuant to Section 12 of the Exchange Act, including, without limitation, Amendment No. 1 to Form 8-A, filed with the SEC on March 22, 2011.

You may obtain copies, without charge, of documents incorporated by reference in this prospectus, by requesting them in writing or by telephone from us as follows:

Overland Storage, Inc.

9112 Spectrum Center Boulevard

San Diego, CA 92123

Attention: Investor Relations

(800) 729-8725

Exhibits to the filings will not be sent, unless those exhibits have been specifically incorporated by reference in this prospectus.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any prospectus supplement and the documents we incorporate by reference in this prospectus or any prospectus supplement contain certain forward-looking statements that involve risks, uncertainties and assumptions that are difficult to predict. Words and expressions reflecting optimism, satisfaction or disappointment with current prospects, as well as words such as “believes,” “hopes,” “intends,” “estimates,” “expects,” “projects,” “plans,” “anticipates” and variations thereof, or the use of future tense, identify forward-looking statements, but their absence does not mean that a statement is not forward-looking. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. In evaluating such statements we urge you to specifically consider various factors identified in this prospectus, including the matters set forth under the heading “Risk Factors” on page 8 and the risk factors incorporated by reference into this prospectus as described in that section, and in the documents we may incorporate into this prospectus or any prospectus supplement by reference, any of which could cause actual results to differ materially from those indicated by such forward-looking statements. Forward-looking statements speak only as of the date of this prospectus or any prospectus supplement and we undertake no obligation to publicly update any forward-looking statements to reflect new information, events or circumstances after the date of this prospectus or any prospectus supplement.

These forward-looking statements reflect our current views with respect to future events and are based on our currently available financial, economic and competitive data and on current business plans. Such forward-looking statements are not guarantees of performance and our actual results could differ materially from those contained in such statements. We may not actually achieve the plans, intentions or expectations disclosed in these forward-looking statements and you should not place undue reliance on our forward-looking statements. Actual events or results may differ materially depending on risks and uncertainties that may affect our operations, markets, services, prices and other factors. Factors that could cause or contribute to such differences include, but are not limited to: our ability to maintain and increase sales volumes of our products; our ability to continue to aggressively control costs and operating expenses; our ability to achieve the intended cost savings and maintain quality with our manufacturing partner; our ability to generate cash from operations; the ability of our suppliers to provide an adequate supply of components for our products at prices consistent with historical prices; our ability to raise outside capital and to repay our debt as it comes due; our ability to introduce new competitive products and the degree of market acceptance of such new products; the timing and market acceptance of new products introduced by our competitors; our ability to maintain strong relationships with branded channel partners; our ability to maintain the listing of our common stock on The NASDAQ Capital Market; customers’, suppliers’ and creditors’ perceptions of our continued viability; rescheduling or cancellation of customer orders; loss of a major customer; our ability to enforce our intellectual property rights and protect our intellectual property; general competition and price measures in the market place; unexpected shortages of critical components; worldwide information technology spending levels; and general economic conditions.

We intend that all forward-looking statements made will be subject to safe harbor protection of the federal securities laws pursuant to Section 27A of the Securities Act of 1933, as amended, or the Securities Act, and Section 21E of the Exchange Act. Except as required by law, we do not undertake any responsibility to update these forward-looking statements to take into account events or circumstances that occur after the date of this prospectus or any prospectus supplement. Additionally, we do not undertake any responsibility to update you on the occurrence of any unanticipated events which may cause actual results to differ from those expressed or implied by these forward-looking statements.

PROSPECTUS SUMMARY

The following is only a summary and therefore does not contain all of the information you should consider before investing in our securities. We urge you to read this entire prospectus, including the matters discussed under “Risk Factors” and the risk factors incorporated by reference into this prospectus as described in that section, and the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC.

Our Company

We are a trusted global provider of unified data management and data protection solutions designed to enable small and medium enterprises, or SMEs, distributed enterprises, and small and medium businesses, or SMBs, to anticipate and respond to data storage requirements. Whether an organization’s data is locally or globally based, our solutions consolidate and protect data for easy and cost-effective management of different tiers of information. We enable companies to expend fewer resources on information technology, or IT, allowing them to focus on being more responsive to the needs of their customers.

We develop and deliver a comprehensive solution set of award-winning products and services for storing data throughout the organization and during the entire data lifecycle. Our SnapScale™ clustered network attached storage, or NAS, products allow customers to scale-out in capacity and performance as their storage needs grow. Our SnapServer® products are unified NAS servers that integrate into businesses requiring simple, expandable block and file storage. Our SnapSAN® products are storage area network, or SAN, arrays designed to ensure primary and secondary data is accessible and protected regardless of its location. Our SnapScale™, SnapServer®, and SnapSAN® solutions are available with backup, replication, and mirroring software in highly scalable configurations. These solutions provide simplified disk-based data protection and maximum flexibility to protect mission critical data for both continuous local backup and remote disaster recovery. Our NEO SERIES® and REO SERIES® libraries are tape and virtual tape solutions designed to meet the need for cost-effective, reliable data storage for long-term archiving and compliance requirements.

Our approach emphasizes long-term investment protection for our customers and reduces the complexities and ongoing costs associated with storage management. Moreover, most of our products are designed with a scalable architecture which enables companies to purchase additional storage as needed, on a just-in-time basis, and make it available instantly without downtime.

End users of our products include SMEs, SMBs, distributed enterprise companies such as divisions and operating units of large multi-national corporations, governmental organizations, and educational institutions. Our products are used in a broad range of industries including financial services, video surveillance, healthcare, retail, manufacturing, telecommunications, broadcasting, research and development, and many others.

We sell our solutions worldwide in the Americas, Europe, the Middle East and Africa and the Asia Pacific region. We generate sales of our branded products through a worldwide channel, which consists of commercial distributors, direct market resellers and value-added resellers.

Corporate Information

We were incorporated in California in 1980 as Overland Data, Inc., and changed our name to Overland Storage, Inc. in 2002. Our principal executive offices are located at 9112 Spectrum Center Boulevard, San Diego, California 92123 and our main telephone number is (858) 571-5555. Our internet address is www.overlandstorage.com. Except for the documents referred to under “Where You Can Find Additional Information,” which are specifically incorporated by reference into this prospectus, information contained on our website or that can be accessed through our website does not constitute a part of this prospectus. We have included our website address only as an interactive textual reference and do not intend it to be an active link to our website.

February 2010 Financing

On February 18, 2010, we entered into a placement agency agreement, or the Placement Agency Agreement, with Roth Capital Partners, LLC, or the Placement Agent, relating to a proposed offering of our securities.

On February 18, 2010, we entered into the Purchase Agreement pursuant to which we issued and sold in a private placement an aggregate of 794,659 shares of Series A Convertible Preferred Stock, no par value per share, or the Series A Preferred Stock, initially convertible into 4,521,619 shares of common stock, and (ii) warrants initially exercisable to purchase up to 6,373,266 shares of common stock, or the Warrants, for an aggregate offering price of approximately $11.9 million, or the PIPE.

In addition, in connection with the PIPE and as partial compensation for the Placement Agent’s services, we issued to the Placement Agent warrants initially exercisable to purchase up to 180,865 shares of common stock at an exercise price of $2.952 per share, or the Placement Agent Warrants.

In connection with the PIPE, we agreed to solicit shareholder approval of the full conversion of outstanding shares of Series A Preferred Stock and the full exercise of the Warrants, or the Proposal, at a shareholders’ meeting to be held not later than April 30, 2010, or the Shareholders’ Meeting. We filed a definitive proxy statement dated March 31, 2010 with the SEC describing in detail the Proposal and the other matters included on the agenda for the Shareholders’ Meeting to be held on April 23, 2010. At the Shareholders’ Meeting, our shareholders approved all matters included on the agenda for the meeting, including the Proposal. Pursuant to the terms of the Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock, or the Certificate of Determination, all outstanding shares of Series A Preferred Stock automatically, and without any further action on the part of the holders thereof, converted into shares of common stock upon receipt of shareholder approval of the Proposal.

On April 29, 2010, we filed the Certificate of Amendment of Certificate of Determination (the “Certificate of Amendment”) with the Secretary of State of the State of California, which is effective as of April 29, 2010, to reduce the authorized number of shares of Series A Preferred Stock to zero.

Warrants

Each Warrant had an initial exercise price of $2.583 per share of common stock ($2.952 per share of common stock in the case of the Placement Agent Warrants). The Warrants and the Placement Agent Warrants are immediately exercisable, have a five year term and provide for weighted-average anti-dilution protection.

Subsequent issuances of our securities triggered the weighted-average anti-dilution provisions of such warrants and as of January 22, 2014, there are outstanding Warrants to purchase up to an aggregate of 10,028,888 shares of common stock at an exercise price of $1.628 per share. If we issue shares of common stock at a price that is lower than the warrant exercise price in effect immediately prior to such issuance, then the Warrant exercise price would be adjusted downward. The magnitude of such adjustment is dependent on the number of shares we issue and the price at which such shares are issued.

Registration Rights Agreement

We also entered into a Registration Rights Agreement, dated as of February 22, 2010, by and among the Company, the Investors and the Placement Agent, or the Registration Rights Agreement. Pursuant to the Registration Rights Agreement, we agreed to file a registration statement with the SEC within 30 days of closing the PIPE to register the shares of common stock issued upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants and the Placement Agent Warrants. The registration statement of which this prospectus is a part has been filed to satisfy this obligation. The Placement Agent has elected to not include the shares of common stock issuable upon exercise of the Placement Agent Warrants in the registration statement of which this prospectus is a part. In addition, if we do not meet certain other obligations set forth in the Registration Rights Agreement, we will be required to pay liquidated damages in an amount equal to 1.5% of the aggregate amount invested by each selling shareholder for each 30-day period or pro rata portion thereof during which we are not in compliance with the terms of the Registration Rights Agreement.

The shares of Series A Preferred Stock, the Warrants and the Placement Agent Warrants, and the shares of common stock issued upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants and the Placement Agent Warrants, were offered and sold by us pursuant to an exemption from the registration requirements of the Securities Act provided by Section 4(2) thereunder.

The above descriptions of the Placement Agency Agreement, the Purchase Agreement, the Certificate of Determination, the Warrants and the Registration Rights Agreement are qualified in their entirety by reference to Exhibits 1.1, 10.1, 3.1, 4.2 and 4.3, respectively, to our Current Report on Form 8-K filed with the SEC on February 24, 2010, and the above description is qualified in its entirety by reference to these documents. The above description of the Certificate of Amendment is qualified in its entirety by reference to Exhibit 3.1 to our Current Report on Form 8-K filed with the SEC on May 5, 2010, and the above description is qualified in its entirety by reference to this document.

This Offering

Common stock offered by the selling shareholders:	14,611,809 shares

Common stock to be outstanding after this offering:	96,960,499 (1)

NASDAQ Capital Market symbol:	OVRL

Use of proceeds:	We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any warrants exercised for cash.

Risk factors:	See “Risk Factors” beginning on page 8 and the risk factors incorporated by reference into this prospectus as described in that section, and the other information included in this prospectus or incorporated by reference for a discussion of factors you should consider before making an investment decision

(1)	The number of shares of common stock shown to be outstanding is based on 86,931,611 shares of common stock issued and outstanding as of January 22, 2014 (including 4,521,619 shares of common stock issued in April 2010 upon conversion of 794,659 shares of Series A Convertible Preferred Stock and 61,302 shares of common stock issued in July 2011 upon exercise of a Warrant and excluding (i) shares of common stock issuable upon exercise of our other outstanding warrants, (ii) shares of common stock issuable upon exercise of the Placement Agent Warrants, (iii) shares of common stock issuable upon conversion of outstanding convertible notes or as interest payments on such convertible notes, and (iv) shares of common stock reserved for issuance upon the exercise of options granted, unvested restricted stock units, or available under our equity compensation plans as of such date), assuming full exercise of all Warrants to purchase 10,028,888 shares of common stock.

RISK FACTORS

An investment in our securities involves a high degree of risk. In addition to the other information included in this prospectus, you should carefully consider each of the following risk factors, as well as those set forth in our most recent Annual Report on Form 10-K and Quarterly Report on Form 10-Q on file with the SEC, which are incorporated by reference into this prospectus. Before making an investment decision, you should carefully consider these risks as well as other information we include or incorporate by reference in this prospectus and any accompanying prospectus supplement. The risks and uncertainties not presently known to us or that we currently deem immaterial may also materially harm our business, operating results and financial condition and could result in a complete loss of your investment.

Risks Related to Our Company

We have pledged substantially all of our assets to our lenders.

We have existing obligations outstanding in the amount of $3.5 million in debt to Silicon Valley Bank and approximately $9.5 million in debt pursuant to outstanding convertible notes. We have pledged 65% of the stock of certain of our foreign subsidiaries as security on such convertible notes and the initial purchasers of such convertible notes may foreclose on 65% of the stock in such foreign subsidiaries if we fail to pay the convertible notes when they become due. If we fail to repay Silicon Valley Bank when our obligations are due, Silicon Valley Bank may foreclose on substantially all of our assets other than the 65% of the stock of such foreign subsidiaries, which could result in a complete loss of investment for our shareholders.

Risks Related to this Offering

Our stock price has been volatile and your investment in our common stock could decrease in value.

There has been significant volatility in the market price and trading volume of equity securities, in general, and in our stock price, specifically. Our specific performance as well as broad market fluctuations may negatively affect the market price of our common stock. You may not be able to resell your shares of common stock at or above the price you pay for those shares. Factors that could affect our market price include, among others:

•	actual or anticipated fluctuations in our operating results or future prospects;

•	our announcements or our competitors’ announcements of new products;

•	public reaction to our press releases, our other public announcements and our filings with the SEC;

•	actual or anticipated fluctuations in our operating results or future prospects;

•	strategic actions by us or our competitors;

•	changes in financial markets or general economic conditions;

•	our ability to raise additional capital as needed;

•	developments regarding our patents or proprietary rights or those of our competitors; and

•	changes in stock market analyst recommendations or earnings estimates regarding our common stock, other comparable companies or our industry generally.

Future sales of our securities could adversely affect the market price of our common stock and our future capital-raising activities could involve the issuance of equity securities, which would dilute your investment and could result in a decline in the trading price of our common stock.

We may sell securities in the public or private equity markets if and when conditions are favorable, even if we do not have an immediate need for additional capital at that time. Sales of substantial amounts of shares of our common stock, or the perception that such sales could occur, could adversely affect the prevailing market price of shares of common stock and our ability to raise capital. We may issue additional shares of common stock in future financing transactions or as incentive compensation for our executive management and other key personnel, consultants and advisors. Issuing any equity securities would be dilutive to the equity interests represented by our then-outstanding shares of common stock. The market price for our common stock could decrease as the market takes into account the dilutive effect of any of these issuances.

Sales of shares issued in the PIPE may cause the market price of our shares to decline.

On February 22, 2010, we closed the PIPE and issued 794,659 shares of Series A Preferred Stock, initially convertible into 4,521,619 shares of common stock, Warrants initially exercisable to purchase up to 6,373,266 shares of common stock, and Placement Agent Warrants initially exercisable to purchase up to 180,865 shares of common stock. Pursuant to the terms of the Certificate of Determination, all outstanding shares of Series A Preferred Stock automatically, and without any further action on the part of the holders thereof, converted into shares of common stock upon receipt of shareholder approval of the Proposal as described above. We have agreed to register with the SEC the shares of common stock issued upon conversion of the Series A Preferred Stock and issuable upon exercise of the Warrants and the Placement Agent Warrants for resale. The Placement Agent has elected to not include the shares of common stock issuable upon exercise of the Placement Agent Warrants in the registration statement of which this prospectus is a part. Upon the effectiveness of the registration statement of which this prospectus is a part, the 14,611,809 shares of common stock issued upon conversion of the Series A Preferred Stock, issued upon exercise of a Warrant in July 2011 and issuable upon exercise of the Warrants may be freely sold in the open market. The sale of a significant amount of these shares in the open market or the perception that these sales may occur could cause the market price of our common stock to decline or become highly volatile.

The exercise price of the Warrants may be further reduced upon the issuance of shares of common stock, which would result in our company receiving less proceeds per share from the exercise of the Warrants.

After the Warrants were issued, the initial exercise price of the Warrants was reduced because the issuance of additional securities triggered the weighted-average anti-dilution provisions of the Warrants. For example, in February 2013, we issued and sold convertible notes in an aggregate original principal amount of $13.25 million, or the Initial Notes. Upon issuing the Initial Notes, the exercise price of the Warrants was adjusted downward resulting in Warrants to purchase up to an aggregate of 9,258,730 shares of common stock at an exercise price of $1.763 per share. In June 2013, we issued an aggregate of 348,490 shares of common stock to the holders of the outstanding Initial Notes as payment of interest on the Initial Notes, which caused the exercise price of the Warrants to be adjusted downward resulting in Warrants to purchase up to an aggregate of 9,295,459 shares of common stock at an exercise price of $1.756 per share. In November 2013, we issued an aggregate of 379,310 shares of common stock to the holders of the outstanding Initial Notes as payment of interest on the Initial Notes and issued and sold additional convertible notes, or the Additional Notes, in an aggregate original principal amount of $3.0 million, which collectively caused the exercise price of the Warrants to be adjusted downward resulting in Warrants to purchase up to an aggregate of 9,629,274 shares of common stock at an exercise price of $1.695 per share. In addition, in December 2013 and January 2014, we issued and sold Additional Notes in an aggregate original principal amount of $4.0 million. Upon issuing such Additional Notes, the exercise price of the Warrants was adjusted downward resulting in Warrants to purchase up to an aggregate of 10,028,888 shares of common stock at an exercise price of $1.628 per share. If we issue shares of common stock at a price that is lower than the exercise price of the Warrants in effect immediately prior to such issuance, including any additional issuance of shares of common stock as payment of any or all of the interest on the outstanding Initial Notes or Additional Notes, as applicable, then the exercise price of the Warrants would be adjusted downward. The magnitude of such adjustment is dependent on the number of shares we issue and the price at which such shares are issued, which price, in the case of the Initial Notes, will not be less than $0.98 per share and, in the case of the Additional Notes, will not be less than $0.90 per share. Any such adjustment would cause us to receive less proceeds per share from the exercise of the Warrants.

We may have to pay liquidated damages to our investors, which will increase our negative cash flows.

In connection with the PIPE described above, we entered into the Registration Rights Agreement. Under the terms of the Registration Rights Agreement, if the registration statement of which this prospectus forms a part has not been declared effective within the time periods specified in the Registration Rights Agreement (with certain limited exceptions), or we otherwise fail to comply with certain provisions set forth in the Registration Rights Agreement, then we will be required to pay the investors, as liquidated damages, 1.5% of the amount invested for each 30-day period (or pro rata portion thereof) during which such failure continues until the shares are sold or can be sold without restriction under Rule 144. There can be no assurance that the registration statement of which this prospectus forms a part will be declared effective by the SEC or will remain effective for the time periods necessary to avoid payment of liquidated damages.

We have never paid cash dividends on our common stock and do not expect to pay cash dividends on our common stock for the foreseeable future.

We have never paid cash dividends on our common stock and do not anticipate that any cash dividends will be paid on shares of our common stock for the foreseeable future. The payment of any cash dividend by us will be at the discretion of our board of directors and will depend on, among other things, our earnings, capital, regulatory requirements and financial condition.

USE OF PROCEEDS

We will not receive any of the proceeds from the sale or other disposition of the shares of common stock offered hereby. However, we will receive the exercise price of any warrants exercised for cash. To the extent that we receive cash upon exercise of any warrants, we expect to use that cash for general corporate purposes.

SELLING SHAREHOLDERS

We have prepared this prospectus to allow the selling shareholders or their donees, pledgees, transferees or other successors in interest to sell or otherwise dispose of, from time to time, up to 14,611,809 shares of our common stock issued upon conversion of the Series A Preferred Stock or issued or issuable upon exercise of the Warrants acquired pursuant to the Purchase Agreement. The table below presents information regarding the selling shareholders, the shares of common stock beneficially owned by them prior to this offering and the shares of common stock that they may sell or otherwise dispose of from time to time under this prospectus.

We do not know when or in what amounts the selling shareholders may sell or otherwise dispose of the shares of common stock covered hereby. The selling shareholders might not sell any or all of the shares covered by this prospectus or may sell or dispose of some or all of the shares other than pursuant to this prospectus. Because the selling shareholders may not sell or otherwise dispose of some or all of the shares covered by this prospectus and because there are currently no agreements, arrangements or understandings with respect to the sale or other disposition of any of the shares, we cannot estimate the number of the shares that will be held by the selling shareholders after completion of this offering. However, for purposes of this table, we have assumed that all of the shares of common stock covered by this prospectus will be sold by the selling shareholders.

	Beneficial Ownership (1)
Name of Selling Shareholder (2)	Number of Shares Beneficially Owned Prior to this Offering		Number of Shares Offered Hereby	Number of Shares Beneficially Owned After this Offering		Percent of Class
Special Situations Fund III Q.P., L.P. (3)	4,297,309		4,297,309	—		*
Special Situations Private Equity Fund, L.P. (3)	3,069,503		3,069,503	—		*
Special Situations Technology Fund, L.P. (3)	429,729		429,729	—		*
Special Situations Technology Fund II, L.P. (3)	2,639,775		2,639,775	—		*
Orphan Fund, L.P. (4)	613,898		613,898	—		*
Nanocap Fund, L.P. (4)	94,830		94,830	—		*
Stephens Industry II, L.P. (4)	284,500		284,500	—		*
Pergament Multi-Strategy Opportunities, LP (5)	1,021,829	(18)	613,898	407,931	(18)	*
Steven J. Brown	61,386		61,386	—		*
Kingsbrook Opportunities Master Fund LP (6)	817,863	(12)	613,898	203,965	(12)	*
Eric L. Kelly (7)	2,621,151		159,610	2,461,541		2.5%
Del Rey Management, L.P. (13)	184,170		184,170	—		*
Great Gable Master Fund, Ltd. (14)	95,768		95,768	—		*
Great Gable Fund II, LP (14)	27,007		27,007	—		*
Nathaniel T. Cornell (11)	99,232		99,232	—		*
Michael W. Foster	122,778		122,778	—		*
Sandpiper Capital High Yield Fund LLC (15)	122,778		122,778	—		*
Jillian Mansolf (8)	292,023		73,667	218,356		*
Scott McClendon (9)	876,403		61,386	815,017		*
Christopher S. Gopal	61,386		61,386	—		*
Albert R. Longfield & Tina M. Longfield (10)	36,832		36,832	—		*
OTA LLC (16)	674,116	(17)	212,116	462,000	(17)	*
Industry Ventures Fund V, L.P. (19)	636,353		636,353	—		*

*	Less than 1%.
(1)	Beneficial ownership is determined in accordance with Section 13(d) of the Exchange Act and generally includes voting or investment power with respect to securities and including any securities that grant the selling shareholder the right to acquire shares of common stock within 60 days of January 22, 2014. Percentage ownership is based on 86,931,611, shares of common stock issued and outstanding as of January 22, 2014, assuming full exercise of all Warrants to purchase 10,028,888 shares of common stock.

(2)	Unless otherwise noted, this table is based on information supplied to us by the selling shareholders and certain of our records.
(3)	MGP Advisors Limited, or MGP, is the general partner of the Special Situations Fund III, QP, L.P. AWM Investment Company, Inc., or AWM, is the general partner of MGP and the investment adviser to the Special Situations Fund III, QP, L.P., the Special Situations Technology Fund, L.P., the Special Situations Technology Fund II, L.P. and the Special Situations Private Equity Fund, L.P. Austin W. Marxe and David M. Greenhouse are the principal owners of MGP and AWM. Through their control of MGP and AWM, Messrs. Marxe and Greenhouse share voting and investment control over the portfolio securities of each of the funds listed above. Since the closing of the PIPE, Special Situations Fund III, Q.P., L.P.; Special Situations Private Equity Fund, L.P.; Special Situations Technology Fund, L.P.; and Special Situations Technology Fund II, L.P. have sold, transferred, assigned or otherwise disposed of 15,947, 54,670, 1,436, and 8,817 shares of common stock, respectively.
(4)	Stephens Investment Management, LLC, or SIM, serves as general partner and investment manager for Orphan Fund, L.P., or Orphan Fund, Nanocap Fund, L.P., or Nanocap Fund, and Stephens Industry II, L.P., or Industry Fund. SIM and Paul Stephens, Brad Stephens and Bart Stephens, as managing members and owners of SIM, have the power to direct the voting or investment of such securities.
(5)	Arthur Pergament, Michael Rieger and Steven Brown share voting and investment power over these securities.
(6)	Kingsbrook Partners LP, or Kingsbrook Partners, is the investment manager of Kingsbrook Opportunities Master Fund LP, or Kingsbrook Opportunities, and consequently has voting control and investment discretion over securities held by Kingsbrook Opportunities. Kingsbrook Opportunities GP LLC, or Opportunities GP, is the general partner of Kingsbrook Opportunities and is the beneficial owner of any securities owned by Kingsbrook Opportunities. KB GP LLC, or GP LLC, is the general partner of Kingsbrook Partners and owner of any securities owned by Kingsbrook Partners. Ari J. Storch, Adam J. Chill and Scott M. Wallace are the sole managing members of Opportunities GP and GP LLC and, as a result, have the power to direct the voting or investment of these securities.
(7)	Mr. Kelly is our President and Chief Executive Officer and a member of our board of directors. The number of shares beneficially owned prior to this offering includes 49,310 shares of common stock and 110,300 shares of common stock issuable upon exercise of Warrants acquired in the PIPE beneficially owned by a revocable family trust for which Mr. Kelly serves as a trustee; and 655,311 shares held directly by Mr. Kelly, 1,543,999 shares underlying options granted to Mr. Kelly and exercisable within 60 days of January 22, 2014, and 262,231 shares of common stock which will be issued upon the settlement of stock awards within 60 days of January 22, 2014.
(8)	Ms. Mansolf served as our Vice President of Worldwide Sales and Marketing from July 2009 until June 2012 and as our Senior Vice President of Global Sales and Marketing from June 2012 until her voluntary resignation on November 5, 2013. The number of shares beneficially owned prior to this offering includes 22,760 shares of common stock and 50,907 shares of common stock issuable upon exercise of Warrants acquired in the PIPE beneficially owned by Ms. Mansolf and her husband, Dwight E. Mansolf, as joint tenants; and 218,356 shares underlying options granted to Ms. Mansolf and exercisable within 60 days of January 22, 2014.
(9)	Mr. McClendon is our Chairman of the Board. The number of shares beneficially owned prior to this offering includes 18,965 shares of common stock and 42,421shares of common stock issuable upon exercise of Warrants acquired in the PIPE beneficially owned by The McClendon Family Trust DTD 12/31/1991, or the McClendon Family Trust, for which Mr. McClendon and his wife, Elizabeth C. McClendon, serve as trustees; and 581,028 shares held directly by the McClendon Family Trust, 33,333 shares held directly by Mr. McClendon through his self-directed IRA, 333 shares held directly by Mrs. McClendon, 87,149 shares underlying options granted to Mr. McClendon and exercisable within 60 days of January 22, 2014, and 113,174 shares of common stock which will be issued upon the settlement of stock awards within 60 days of January 22, 2014.
(10)	Mr. Longfield is a Managing Director of the Placement Agent.
(11)	The shares include 61,302 shares of common stock issued in July 2011 upon exercise of a Warrant acquired in the PIPE.

(12)	The shares include 62,322 shares of common stock issuable upon exercise of warrants acquired in an offering completed in March 2011.
(13)	Gregorry Bied, as managing partner of Del Rey Management, LP, has voting and investment power over these securities.
(14)	Jacques Soenens as Chief Investment Officer of Great Gable Partners, the General Partner of Great Gable Master Fund, Ltd. and Great Gable Fund II, LP has voting and investment power over these securities.
(15)	Gary A. Swords, as President of Sandpiper Capital Management, LLC, the managing member of the Sandpiper Capital High Yield Fund, LLC, has voting and investment power over these securities.
(16)	Ira Leventhal, a senior managing director of the selling shareholder, has voting and investment power over these securities.
(17)	The shares include 462,000 shares of common stock issuable upon exercise of warrants acquired in an offering completed in March 2011.
(18)	The shares include 124,645 shares of common stock issuable upon exercise of warrants acquired in an offering completed in March 2011.
(19)	Industry Ventures Management V, L.L.C., or IV, is the general partner of Industry Ventures Fund V, L.P. As managing member of IV, Johan Swildens has voting and investment power over these securities.

PLAN OF DISTRIBUTION

The selling shareholders, which as used herein includes donees, pledgees, transferees or other successors-in-interest selling shares of common stock or interests in shares of common stock received after the date of this prospectus from a selling shareholder as a gift, pledge, partnership distribution or other transfer, may, from time to time, sell, transfer or otherwise dispose of any or all of their shares of common stock or interests in shares of common stock on any stock exchange, market or trading facility on which the shares are traded or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The selling shareholders may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this prospectus is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the selling shareholders to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The selling shareholders may, from time to time, pledge or grant a security interest in some or all of the shares of common stock owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the shares of common stock, from time to time, under this prospectus, or under an amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending the list of selling shareholders to include the pledgee, transferee or other successors in interest as selling shareholders under this prospectus. The selling shareholders also may transfer the shares of common stock in other circumstances, in which case the transferees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

In connection with the sale of our common stock or interests therein, the selling shareholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the common stock in the course of hedging the positions they assume. The selling shareholders may also sell shares of common stock short and deliver these securities to close out their short positions, or loan or pledge the common stock to broker-dealers that in turn may sell these securities. The selling shareholders may also enter into option or other transactions with broker-dealers or other financial institutions or the creation of one or more derivative securities which require the delivery to such broker-dealer or other financial institution of shares offered by this prospectus, which shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The aggregate proceeds to the selling shareholders from the sale of the common stock offered by them will be the purchase price of the common stock less discounts or commissions, if any. Each of the selling shareholders reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of common stock to be made directly or through agents. We will not receive any of the proceeds from this offering. Upon any exercise of Warrants for cash, however, we will receive the exercise price of such Warrants.

The selling shareholders also may resell all or a portion of the shares in open market transactions in reliance upon Rule 144 under the Securities Act, provided that they meet the criteria and conform to the requirements of that rule.

The selling shareholders and any underwriters, broker-dealers or agents that participate in the sale of the common stock or interests therein may be, “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profit they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act. Selling shareholders who are “underwriters” within the meaning of Section 2(11) of the Securities Act will be subject to the prospectus delivery requirements of the Securities Act.

To the extent required, the shares of common stock to be sold, the names of the selling shareholders, the respective purchase prices and public offering prices, the names of any agents, dealer or underwriter, any applicable commissions or discounts with respect to a particular offer will be set forth in an accompanying prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus.

In order to comply with the securities laws of some states, if applicable, the common stock may be sold in these jurisdictions only through registered or licensed brokers or dealers. In addition, in some states the common stock may not be sold unless it has been registered or qualified for sale or an exemption from registration or qualification requirements is available and is complied with.

We have advised the selling shareholders that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of shares in the market and to the activities of the selling shareholders and their affiliates. In addition, to the extent applicable we will make copies of this prospectus (as it may be supplemented or amended from time to time) available to the selling shareholders for the purpose of satisfying the prospectus delivery requirements of the Securities Act. The selling shareholders may indemnify any broker-dealer that participates in transactions involving the sale of the shares against certain liabilities, including liabilities arising under the Securities Act.

We have agreed to indemnify the selling shareholders against liabilities, including liabilities under the Securities Act and state securities laws, relating to the registration of the shares offered by this prospectus.

We have agreed with the selling shareholders to keep the registration statement of which this prospectus constitutes a part effective until the earlier of (1) such time as all of the shares covered by this prospectus have been disposed of pursuant to and in accordance with the registration statement or (2) the date on which the shares may be sold without restriction pursuant to Rule 144 of the Securities Act.

LEGAL MATTERS

Certain legal matters in connection with the shares of common stock offered hereby will be passed upon for us by O’Melveny & Myers LLP of Menlo Park, California.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended June 30, 2013 have been so incorporated in reliance on the report (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 1 to the financial statements) of Moss Adams LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

The financial statements of Tandberg Data Holdings S.à r.l. incorporated in this prospectus by reference to the Definitive Proxy Statement on Schedule 14A filed with the SEC on December 19, 2013 have been so incorporated in reliance on the report of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

The following table lists the costs and expenses payable by the registrant in connection with the sale of the shares of common stock covered by this prospectus other than any sales commissions or discounts, which expenses will be paid by the selling shareholders. All amounts shown are estimates except for the SEC registration fee.

SEC registration fee	$1,725
Legal fees and expenses	42,500
Accounting fees and expenses	11,500
Miscellaneous expenses	1,275

Total	$57,000

Item 15.	Indemnification of Directors and Officers

California Incorporation

Section 317 of the California General Corporation Law, or the CGCL, provides a detailed statutory framework covering limitation of liability of directors in certain instances and indemnification of any officer or other agent of a corporation who is made or threatened to be made a party to any legal proceeding by reason of his or her services on behalf of such corporation.

With respect to limitation of liability, the CGCL permits a California corporation to adopt a provision in its articles of incorporation reducing or eliminating the liability of a director to the corporation or its shareholders for monetary damages for breach of the fiduciary duty of care, provided that such liability does not arise from certain proscribed conduct (including intentional misconduct and breach of duty of loyalty). The CGCL in this regard relates only to actions brought by shareholders on behalf of the corporation (i.e., “derivative actions”) and does not apply to claims brought by outside parties.

With respect to indemnification, the CGCL provides that to the extent any officer, director or other agent of a corporation is successful “on the merits” in defense of any legal proceeding to which such person is a party or is threatened to be made a party by reason of his or her service on behalf of such corporation or in defense of any claim, issue, or matter therein, such agent shall be indemnified against expenses actually and reasonably incurred by the agent in connection therewith, but does not require indemnification in any other circumstance. The CGCL also provides that a corporation may indemnify any agent of the corporation, including officers and directors, against expenses, judgments, fines, settlements and other amounts actually and reasonably incurred in a third party proceeding against such person by reason of his or her services on behalf of the corporation, provided the person acted in good faith and in a manner he or she reasonably believed to be in the best interests of such corporation. The CGCL further provides that in derivative suits a corporation may indemnify such a person against expenses incurred in such a proceeding, provided such person acted in good faith and in a manner he or she reasonably believed to be in the best interests of the corporation and its shareholders. Indemnification is not available in derivative actions (i) for amounts paid or expenses incurred in connection with a matter that is settled or otherwise disposed of without court approval or (ii) with respect to matters for which the agent shall have been adjudged to be liable to the corporation unless the court shall determine that such person is entitled to indemnification.

The CGCL permits the advancing of expenses incurred in defending any proceeding against a corporate agent by reason of his or her service on behalf of the corporation upon the giving of a promise to repay any such sums in the event it is later determined that such person is not entitled to be indemnified. Finally, the CGCL provides that the indemnification provided by the statute is not exclusive of other rights to which those seeking indemnification may be entitled, by bylaw, agreement or otherwise, to the extent additional rights are authorized in a corporation’s articles of incorporation. The law further permits a corporation to procure insurance on behalf of its directors, officers and agents against any liability incurred by any such individual, even if a corporation would not otherwise have the power under applicable law to indemnify the director, officer or agent for such expenses.

The registrant’s articles of incorporation and bylaws implement the applicable statutory framework by limiting the personal liability of directors for monetary damages for a breach of a director’s fiduciary duty of care and making indemnification mandatory in those situations where it is merely permissible under the CGCL.

General

The registrant maintains insurance for officers and directors against certain liabilities, including liabilities under the Securities Act. The effect of this insurance is to indemnify any officer or director of the registrant against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement, incurred by an officer or director upon a determination that such person acted in good faith. The registrant pays the premiums for such insurance.

Pursuant to separate indemnification agreements with the registrant, each executive officer and director of the registrant is indemnified against all liabilities relating to his or her position as an executive officer or director of the registrant, to the fullest extent permitted under applicable law.

The registrant may also enter into indemnification agreements with underwriters or agents providing that the underwriters or agents, as applicable, have to indemnify and hold harmless the registrant, its directors, each officer who signed the registration statement and any person who controls the registrant within the meaning of the Securities Act, from and against certain civil liabilities, including liabilities under the Securities Act.

Item 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 27, 2008 between the Company and Adaptec, Inc. (incorporated by reference to the Company’s Form 8-K filed on July 3, 2008). ++

3.1	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated February 19, 2010 (incorporated by reference to the Company’s Form 8-K on filed February 24, 2010).

3.2	Certificate of Amendment of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated April 29, 2010 (incorporated by reference to the Company’s Form 8-K filed on May 5, 2010).

4.1	Specimen stock certificate (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.2	Shareholder Rights Agreement dated August 22, 2005 between the Company and Wells Fargo Bank, N.A., as Transfer Agent (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

Exhibit No.	Description

4.3	Amendment No. 1 to Shareholder Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.4	Common Stock Purchase Warrant between the Company and Roth Capital Partners, LLC dated November 4, 2009 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.5	Form of Common Stock Purchase Warrant dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.6	Form of Registration Rights Agreement dated February 22, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.7	Form of Common Stock Purchase Warrant dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.8	Form of Registration Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

5.1*	Opinion of O’Melveny & Myers LLP.

23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm.

23.3*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

++	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and similar attachments will be provided supplementally to the SEC upon request.
*	Filed herewith.
**	Previously filed.

Item 17.	Undertakings

(a) The undersigned registrant hereby undertakes:

1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii), and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2. That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4. That, for purposes of determining liability under the Securities Act of 1933 to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on this 12th day of February, 2014.

OVERLAND STORAGE, INC.

By:	/s/ Eric L. Kelly
Eric L. Kelly
President and Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in their capacities and on the date indicated.

Signature	Title	Date

/s/ Eric L. Kelly Eric L. Kelly	President, Chief Executive Officer and Director (Principal Executive Officer)	February 12, 2014

/s/ Kurt L. Kalbfleisch Kurt L. Kalbfleisch	Senior Vice President and Chief Financial Officer (Principal Financial and Accounting Officer)	February 12, 2014

* Robert A. Degan	Director	February 12, 2014

* Joseph De Perio	Director	February 12, 2014

* Vivekanand Mahadevan	Director	February 12, 2014

* Scott McClendon	Executive Chairperson of the Board of Directors	February 12, 2014

*By:	/s/ Kurt L. Kalbfleisch
Kurt L. Kalbfleisch
Attorney-In-Fact

EXHIBIT INDEX

The following documents are filed as exhibits to this registration statement:

Exhibit No.	Description

2.1	Asset Purchase Agreement dated June 27, 2008 between the Company and Adaptec, Inc. (incorporated by reference to the Company’s Form 8-K filed on July 3, 2008). ++

3.1	Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated February 19, 2010 (incorporated by reference to the Company’s Form 8-K on filed February 24, 2010).

3.2	Certificate of Amendment of Certificate of Determination of Rights, Preferences, Privileges and Restrictions of Series A Convertible Preferred Stock dated April 29, 2010 (incorporated by reference to the Company’s Form 8-K filed on May 5, 2010).

4.1	Specimen stock certificate (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.2	Shareholder Rights Agreement dated August 22, 2005 between the Company and Wells Fargo Bank, N.A., as Transfer Agent (incorporated by reference to the Company’s Form 8-K filed on August 26, 2005).

4.3	Amendment No. 1 to Shareholder Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.4	Common Stock Purchase Warrant between the Company and Roth Capital Partners, LLC dated November 4, 2009 (incorporated by reference to the Company’s Form 10-Q filed on February 10, 2010).

4.5	Form of Common Stock Purchase Warrant dated February 18, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.6	Form of Registration Rights Agreement dated February 22, 2010 (incorporated by reference to the Company’s Form 8-K filed on February 24, 2010).

4.7	Form of Common Stock Purchase Warrant dated March 16, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

4.8	Form of Registration Rights Agreement dated March 21, 2011 (incorporated by reference to the Company’s Form 8-K filed on March 22, 2011).

5.1*	Opinion of O’Melveny & Myers LLP.

23.1*	Consent of Moss Adams LLP, Independent Registered Public Accounting Firm.

23.2*	Consent of RSM Deutschland GmbH Wirtschaftsprüfungsgesellschaft, Independent Registered Public Accounting Firm.

23.3*	Consent of O’Melveny & Myers LLP (included in Exhibit 5.1).

24.1**	Power of Attorney.

++	Certain schedules and similar attachments have been omitted pursuant to Item 601(b)(2) of Regulation S-K. A copy of the omitted schedules and similar attachments will be provided supplementally to the SEC upon request.
*	Filed herewith.
**	Previously filed.